Item 77 C(1) -- Submission of Matters to a Vote of Security Holders

A Special Meeting of shareholders of International Equity Fund (the "Fund") was held on November 30, 1999. The following items, which are required to be reported under this Item 77C, were approved as follows:

AGENDA ITEM 1:  To elect Directors:*
1)  Thomas G. Bigley
2)  Nicholas P. Constantakis
3)  John F. Cunningham
4)  John E. Murray, Jr., JD, S.J.D.
5)  Charles F. Mansfield
6)  John S. Walsh
7)  J. Christopher Donahue

AGENDA ITEM 2: To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.
The results of shareholders voting were as follows:

	Shares voted affirmatively ................8,025,496
	Shares voted negatively .....................243,838
	Shares abstaining ...........................217,408

AGENDA ITEM 3: To amend the Fund's fundamental investment policy regarding diversification.
The results of shareholders voting were as follows:

	Shares voted affirmatively ................8,133,552
	Shares voted negatively .................... 199,341
	Shares abstaining .......................... 153,850

AGENDA ITEM 4: To amend the Fund's fundamental investment policy regarding investments in real estate.
The results of shareholders voting were as follows:

	Shares voted affirmatively ................8,167,870
	Shares voted negatively .....................111,029
	Shares abstaining ...........................207,843

_________________________
*The following Directors continued their terms: John F. Donahue,  John
T. Conroy, Lawrence D. Ellis, M.D., Peter E. Madden, and Marjorie P.
Smuts.


AGENDA ITEM 5: To amend the Fund's fundamental investment policy regarding investments in commodities.

The results of shareholders voting were as follows:

	Shares voted affirmatively ............8,074,929
	Shares voted negatively .................249,595
	Shares abstaining .......................162,218

AGENDA ITEM 6: To amend the Fund's fundamental investment policy regarding underwriting securities.

The results of shareholders voting were as follows:

	Shares voted affirmatively ............8,161,069
	Shares voted negatively .................154,570
	Shares abstaining .......................171,103

AGENDA ITEM 7: To amend the Fund's fundamental investment policy regarding lending by the Funds.

The results of shareholders voting were as follows:

	Shares voted affirmatively..............8,110,746
	Shares voted negatively ..................199,651
	Shares abstaining ........................176,345

AGENDA ITEM 8: To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..............8,152,318
	Shares voted negatively ...................121,108
	Shares abstaining .........................213,316

AGENDA ITEM 9: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

The results of shareholders voting were as follows:

	Shares voted affirmatively ...............8,034,665
	Shares voted negatively ....................263,850
	Shares abstaining ..........................188,227



AGENDA ITEM 10: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

The results of shareholders voting were as follows:

	Shares voted affirmatively .................8,051,365
	Shares voted negatively ......................252,560
	Shares abstaining ............................182,817

AGENDA ITEM 11: To remove the Fund's fundamental investment policy regarding selling securities short.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................8,058,346
	Shares voted negatively .................... 260,885
	Shares abstaining ...........................167,511

AGENDA ITEM 12: To remove the Fund's fundamental investment policy regarding investing in oil, gas and minerals.

The results of shareholders voting were as follows:

	Shares voted affirmatively ............8,062,979
	Shares voted negatively .................189,517
	Shares abstaining .......................234,246

AGENDA ITEM 13: To remove the Fund's fundamental investment policy regarding purchasing securities of Fiduciary Trust Company
International.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..............8,156,402
	Shares voted negatively ...................152,969
	Shares abstaining .........................234,246

AGENDA ITEM 14: To approve an amendment to the Corporation's Articles of Incorporation.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..............8,048,629
	Shares voted negatively ...................260,162
	Shares abstaining .........................177,951


The Definitive Proxy Statement for the Special Meeting held on November 30, 1999, was filed with the Securities and Exchange Commission on September 23, 1999, and is incorporated by reference. (File No. 811-
3984)